UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2006
American Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-31547	88-0451554

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 17th Street, Suite 1850 Denver, CO	80265

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (303) 991-0173
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.
     On January 5, 2005, the Company entered into a participation agreement with North Finn LLC (“North Finn”) whereby North Finn has the right to acquire 2,900,000 shares of the Company’s common stock. Under the agreement, The Company will fund 60% of North Finn’s future lease, drilling and other project related capital obligations in jointly owned project areas, in order to earn 60% of North Finn’s interest in that particular lease or well, including offset locations. The Company will pay $535,000, and will reimburse North Finn for 60% of all project related costs that North Finn has incurred in jointly owned project areas after the effective date of August 1, 2005. The Company and North Finn each has the right, during specified time periods, to trigger the transfer by North Finn to the Company of 60% of North Finn’s interests in any unearned project areas in which the Company already has an interest, and a simultaneous issuance by the Company to North Finn of 2,900,000 restricted shares of common stock of the Company. North Finn can require that this exchange occur at any time on or before July 31, 2012, and the Company can require that the exchange occur at any time beginning August 1, 2010 and ending July 31, 2012. If the exchange occurs and the Company receives the 60% interest from North Finn, the Company will not earn or fund any additional interests in the North Finn acreage under this agreement. In many of the joint project areas, North Finn owns a 25% working interest and the Company owns a 75% working interest.
     The Company relied on exemptions from registration under the Securities Act of 1933, as amended, including, but not limited to, Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01.	Regulation FD Disclosure.
     On January 5, 2006, the Company issued a press release that is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated January 5, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Oil & Gas, Inc.
Signature:	/s/ Andrew P. Calerich
Name:	Andrew P. Calerich
Title:	President and Chief Financial Officer

Dated: January 5, 2006

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release, dated January 5, 2006